EXHIBIT 99(a)

                                 CERTIFICATION

This Certification is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This Certification shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise stated in such filing.


              Certification Pursuant to Section 1350 of Chapter 63
                      of Title 18 of the United States Code


I, E. Linn Draper, Jr., the chief executive officer of American Electric Power Company, Inc. (the "Company"), certify that (i) the Annual Report of the Company on Form 10-K/A for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ E. Linn Draper, Jr.
------------------------------------
E. Linn Draper, Jr.
May 14, 2003


A signed original of this written statement required by Section 906 has been provided to American Electric Power Company, Inc. and will be retained by American Electric Power Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.